UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 28, 2014
Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY
(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

In 2011, Northwest Natural Gas Company (NW Natural) entered into certain agreements (collectively, the Agreement) with Encana Oil & Gas (USA) Inc. (Encana) to develop and produce physical gas reserves intended to provide long-term gas price protection for its utility customers rather than serving as a source of gas supply. Encana began drilling under the Agreement in the Jonah Field located north of Rock Springs, Wyoming in 2011, and gas produced from NW Natural's working interests in the Jonah Field is sold by Encana at then prevailing market price, with revenues from such sales, net of associated production costs, credited to cost of gas. The cost of gas, including a carrying cost for the net rate base investment, is part of NW Natural's annual Oregon Purchased Gas Adjustment (PGA) filing, which allows it to recover costs through customer rates in a manner previously approved by the Public Utility Commission of Oregon (OPUC).

On March 28, 2014, NW Natural's wholly-owned subsidiary, NWN Gas Reserves LLC, entered into an amendment (Amendment) to the Agreement with Encana. In the Amendment, NW Natural agreed to end the drilling program required under the Agreement. Our total investment to date in the drilling program is approximately $176 million. NW Natural will continue to earn an OPUC-approved rate of return on this investment, which will continue to provide long-term gas price protection for its utility customers. Pursuant to the Amendment, Encana also assigned to NWN Gas Reserves LLC additional working interests in certain sections of the Jonah Field. The Amendment is effective as of March 7, 2014.

The Amendment will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

Forward-Looking Statements

This report, and other presentations made by NW Natural from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, goals, strategies, future events, investments, gas costs and pricing, customer rates or rate recovery, drilling, production and expected volumes, gas reserves, price protection for customers and hedging, financial positions, capital expenditures, revenues and earnings and timing thereof, performance, timing or effects of future regulatory proceedings or future regulatory approvals, effects of regulatory mechanisms, and other statements that are other than statements of historical facts.
Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A "Risk Factors", and Part II, Item 7 and Item 7A "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" in NW Natural's most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk", and Part II, Item 1A, "Risk Factors", in NW Natural's quarterly reports filed thereafter.
All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the Company, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and NW Natural undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. New factors emerge from time to time and it is not possible for the Company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
The following exhibit is being furnished pursuant to Item 1.01 herein.

Exhibit	Description

99.1	Press Release of Northwest Natural Gas Company issued March 31, 2014 (furnished and not filed).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: March 31, 2014	/s/ MardiLynn Saathoff
Vice President, Legal, Risk and Compliance; and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Northwest Natural Gas Company issued March 31, 2014 (furnished and not filed).

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